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United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2004

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)

Registrant's telephone number, including area code: (702) 897-7150

Item 5.    Other Events

Discontinued Operations and Segment Reclassifications—

        In December 2003, the board of directors of Shuffle Master, Inc. (the "Company") approved and we committed to a plan to divest our slot products operations and assets, based on our determination that this product line was no longer a strategic fit with our refocused core business strategy of providing products and services for the table game area of casinos.

        As a result of our redefined product strategy and the divestiture of our slot products, beginning in fiscal year 2004, we have realigned our reportable segments. We have two reportable segments, which are classified as continuing operations, Utility Products and Entertainment Products. Utility Products includes our Shufflers and Intelligent Table Systems product lines. Entertainment Products includes our Proprietary Table Games and Table Master product lines.

        Exhibit 99.1 to this Current Report includes our consolidated financial statements, quarterly financial data, and management's discussion and analysis of financial condition and results of operations. All periods presented in each of the above have been reclassified from that previous reported in our Annual Report on Form 10-K for the year ended October 31, 2003, to reflect both the reclassification of our slot products operations as discontinued operations and the realignment of reportable segments to Utility Products and Entertainment.

        Exhibit 99.1 does not update any other information or disclosures made in our Form 10-K. For information on other developments regarding the Company since the filing of the Form 10-K, please refer to the Company's reports filed under the Securities Exchange Act of 1934.

Regulation FD Disclosure—

        The Company is conducting an offering of $100.0 million of its contingent convertible senior notes due 2024. The offering will be a private placement under Rule 144A under the Securities Act of 1933 and will be made only to qualified institutional buyers. We are filing, as Exhibit 99.2 to this Current Report, the press release announcing the offering. The Company has provided the following information, which has not been previously publicly disclosed, in connection with the private offering.

Forward-Looking Statements

        There are statements herein which are forward-looking statements that are based on management's beliefs, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which the Company is subject, and, other than as required by law, the Company assumes no obligation to update or supplement such statements.

        These statements can be identified by the fact that they do not relate strictly to historical or current facts, and are based on management's current beliefs and expectations about future events, as well as on assumptions made by and information available to management. These forward-looking statements include statements that reflect management's beliefs, plans, objectives, goals, expectations, anticipations, intentions with respect to the Company's financial condition, results of operations, future performance and business, including statements relating to the Company's business strategy and the Company's current and future development plans. When used in this Current Report, words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "might," "may," "could," "will" and similar expressions or the negative thereof, as they relate to the Company or the Company's management, identify forward-looking statements.

        Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could cause actual results to differ materially from expectations include, but are not limited to, the following:

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  changes in the level of consumer or commercial acceptance of the Company's existing products and new products as introduced;

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  advances by competitors;

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  acceleration and/or deceleration of various product development, promotion and distribution schedules;

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  product performance issues;

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  higher than expected manufacturing, service, selling, administrative, product development, promotion and/or distribution costs;

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  changes in the Company's business systems or in technologies affecting the Company's products or operations;

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  reliance on strategic relationships with distributors and technology vendors;

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  current and/or future litigation or claims;

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  acquisitions or divestitures by us or the Company's competitors of various product lines or businesses and, in particular, integration of businesses that we may acquire;

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  changes to the Company's intellectual property portfolio, such as the issuance of new patents, new intellectual property licenses, loss of licenses, claims of infringement or invalidity of patents;

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  regulatory and jurisdictional issues (e.g., technical requirements and changes, delays in obtaining necessary approvals, or changes in a jurisdiction's regulatory scheme or approach, etc.) involving us and the Company's products specifically or the gaming industry in general;

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  general and casino industry economic conditions;

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  the financial health of the Company's casino and distributor customers, suppliers and distributors, both nationally and internationally;

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  the Company's ability to meet the Company's debt service obligations and to refinance the Company's indebtedness, which will depend on the Company's future performance and other conditions or events and will be subject to many factors that are beyond the Company's control; and

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  various risks related to the Company's customers' operations in countries outside the United States, including currency fluctuation risk, which could increase the volatility of the Company's results from such operations.

Recent Developments

        Unless the context indicates otherwise, all references in this filing to "Shuffle Master," the "Company," "our," "us" and "we" refer to Shuffle Master, Inc. and its subsidiaries as a combined entity.

        In December 2003, our Board of Directors approved and we committed to divest our slot product operations and assets. Except as otherwise noted, financial information for all periods presented has been reclassified to reflect our slot products as discontinued operations. On March 16, 2004, our Board of Directors approved a three-for-two common stock split, with new shares to be distributed on April 16, 2004 to shareholders of record on April 5, 2004. Except as otherwise noted, all per-share and outstanding share number data included in this filing is provided on a pre-split basis.

        Shuffle Master, Inc. specializes in providing casino and other gaming customers with automatic card shufflers and other Utility Products to improve their profitability, productivity and security, as well as Entertainment Products, including proprietary poker, blackjack, baccarat, and pai gow poker based table games. As of March 31, 2004, we had an installed unit base of approximately 11,850 shufflers and approximately 3,030 table games. Installed Unit Base is the sum of product units under lease or license agreements and inception-to-date sold units. We believe that installed units is an important gauge of segment performance because it measures historical market placements of leased and sold units and it provides insight into potential markets for service and next generation products. Some sold units may no longer be in use by our casino customers or may have been replaced by other models. Accordingly, we do not know precisely the number of units currently in use.

Slot Products Operations Disposition

        In December 2003, our Board of Directors approved and we committed to a plan to divest of our slot products operations and assets, based on our determination that this product line was no longer a strategic fit with our refocused core business strategy of providing products and services for the table game area of casinos. Revenues and costs associated with our slot products are reported as discontinued operations for all periods presented. As of January 31, 2004, our slot products divestiture was substantially complete.

Acquisitions

        Games of BTI.    On February 24, 2004, we acquired certain assets of BET Technology, Inc. ("BTI"), a privately held corporation that develops and distributes table games to casinos throughout North America.

        The acquired assets and operations, which have been assigned to our Entertainment Products segment, include the Fortune Pai Gow®, Royal Match 21™ and Casino War® table games and related patents, trademarks and other intellectual property, as well as the "BET Technology, Inc." name. The acquired installed base of Fortune Pai Gow, Royal Match 21, and Casino War table games is approximately 1,100 units.

        The acquisition price includes fixed installments and a promissory note, which is secured as set forth in the acquisition agreement (the "Agreement"), with contingent installment payments. The fixed installments comprise $6 million that was paid on the closing date and, subject to the terms of the Agreement, $4 million that is payable on August 24, 2004. Subject to other terms and conditions, the contingent installments are based on future revenue performance of Fortune Pai Gow. Beginning in November 2004, we will pay monthly note installments based on a percentage of such revenue for a period of up to ten years, not to exceed $12 million. The acquisition will be accounted for as a business combination, and, accordingly, the acquisition price will be allocated among the fair values of the assets acquired.

        CARD.    On February 25, 2004, we announced that we had signed a letter of intent to purchase CARD Casinos Austria Research and Development GmbH ("CARD"), a wholly owned subsidiary of Casinos Austria AG. Subject to due diligence, negotiation of final terms, negotiation and execution of definitive agreements, any regulatory approvals that may be required, approval by each company's Board of Directors and other approvals, the proposed transaction is expected to be finalized and consummated before the end of May 2004 and all existing litigation between the two companies has been stayed, pending the negotiation of a definitive agreement. The closing of our offering is not contingent upon our acquisition of CARD, and we cannot assure you that we will close this acquisition on a timely basis or at all.

        CARD develops, manufactures and supplies innovative casino products including one2six®, a continuous shuffler that accommodates up to six decks of cards and can be used for many casino card games, Shuffle Star™, Chipmaster™, a roulette chip sorting device, and a range of other Utility Products.

        Although the definitive acquisition agreement has not yet been finalized, we expect that the Euro-denominated purchase price will approximate $50 million at current exchange rates, comprised of approximately $20 million in cash, based on current exchange rates, to be paid at the closing, approximately $20 million in shares of Shuffle Master common stock (which we estimate to be approximately 500,000 shares), based on current exchange rates, to be delivered at the closing, and approximately $10 million in cash, based on current exchange rates, to be paid a year after the closing. In addition, we expect the definitive agreement to include contingent consideration that will be paid to the seller as CARD products currently in development are commercialized and generate revenue. This contingent consideration obligation is expected to include a maximum amount, and a term of five years from the acquisition closing date, and will be calculated as a sliding scale percentage of the revenues from specified new products. The contingent consideration obligation is expected to be capped at approximately $24 million, based upon current exchange rates, and will be paid in Euros. We currently estimate that the aggregate amount to be paid pursuant to the contingent consideration obligation will be substantially less than the amount of the cap.

        Based on information we have received from CARD's parent company, Casinos Austria AG, the seller in our proposed acquisition, CARD's unaudited revenue for the year ended December 31, 2003, in accordance with Austrian accounting principles, was approximately €6.2 million (or $7.4 million, based on current exchange rates). We have not included or incorporated by reference historical financial information for CARD or pro forma financial information for our acquisition of CARD. We expect to publish this historical and pro forma information in the near future. We have reviewed unaudited financial information for CARD on a stand-alone basis supplied to us by Casinos Austria AG and prepared in accordance with Austrian accounting principles. CARD's unaudited pre-tax operating margins on a stand-alone basis for the year ended December 31, 2003, presented in accordance with Austrian accounting principles, are lower than our U.S. GAAP pre-tax operating margins for the year ended October 31, 2003. CARD's audited financial statements prepared on a U.S. GAAP basis may differ materially from their unaudited Austrian financial statements and at this time we do not know how CARD's U.S. GAAP historical pre-tax operating margins will compare to our own. While we cannot assure you what CARD's U.S. GAAP operating margins will be on a post-acquisition basis, after eliminating the expenses of the existing litigation between ourselves and CARD, relieving CARD of corporate expenses incurred by CARD as part of Casinos Austria AG and integrating CARD into our operations, we believe that CARD's U.S. GAAP pre-tax operating margins should be comparable to the pre-tax operating margins of our Utility Products segment if we are able to realize the strategic benefits and synergies of the acquisition.

Three-for-Two Stock Split

        On March 16, 2004, our Board of Directors approved a three-for-two common stock split, with new shares to be distributed on April 16, 2004 to shareholders of record on April 5, 2004. Except as otherwise noted, all per-share and outstanding share number data included in this filing is provided on a pre-split basis.

2004 Annual Meeting

        On March 17, 2004, we held our Annual Meeting of Shareholders, at which our shareholders, among other things, approved our 2004 Equity Incentive Plan and our 2004 Equity Incentive Plan for Non-Employee Directors.

Revolving Credit Facility

        On April 13, 2004, we terminated a $15 million revolving credit agreement that we had maintained with U.S. Bank, N.A. We did not borrow any amounts under this agreement during its term.

RISK FACTORS

We could face considerable business and financial risks in our proposed acquisition of CARD.

        We have signed a letter of intent to acquire CARD, and intend to use approximately $20 million of the proceeds from our offering to fund our initial cash payment for our proposed acquisition of CARD currently being negotiated. However, the consummation of the acquisition is subject to due diligence, negotiation of final terms, negotiation and execution of definitive agreements, any regulatory approvals that may be required, approval by each company's Board of Directors and other approvals, and certain other customary closing conditions and may not occur. Our acquisition of CARD is expected to be finalized after the closing of our offering but our offering is not conditioned on the consummation of the acquisition. As a result, we cannot assure you that the CARD acquisition will be consummated on the terms currently contemplated or at all. Even if consummated, the acquisition of CARD and any other future acquisitions may not produce the revenues, earnings or business synergies that we anticipate, and the acquisition of CARD may not perform as expected for a variety of reasons, including:

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  difficulties in the integration of the operations, technologies, products and personnel of CARD, including those caused by national, geographic and cultural differences;

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  risks of entering markets in which we have no or limited prior experience;

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  difficulties in the use, development or sale of CARD's intellectual property or future or present products;

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  potential loss of employees;

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  currency fluctuations or changes in exchange rates in connection with our payment of the purchase price for CARD in Euros or, after the acquisition is consummated, CARD's sales to customers in foreign currencies;

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  diversion of management's attention away from other business concerns; and

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  expenses of any undisclosed or potential legal liabilities of CARD.

        In particular, CARD is an Austrian company, the acquisition of which will substantially increase our exposure to the risks of international operations, and we may have difficulty integrating CARD's financial systems with ours. Additionally, all of the risks applicable to our business also apply to CARD's business. Any one or a combination of these factors may cause our revenues or earnings to decline.

We have not included historical financial information for CARD or pro forma financial information for our acquisition of CARD.

        We have not included or incorporated by reference historical financial information for CARD or pro forma financial information for the acquisition. We expect to publish this historical and pro forma information in the near future. This information may not be consistent with the expectations of investors in our common stock, which may adversely affect the price of our common stock.

We could face considerable business and financial risks if we fail to successfully acquire CARD.

        As discussed above, while we have signed a letter of intent to acquire CARD, the consummation of the acquisition is subject to due diligence, negotiation of final terms, negotiation and execution of definitive agreements, any regulatory approvals that may be required, approval by each company's Board of Directors and other approvals, and certain other customary closing conditions and we cannot assure that the acquisition will be consummated on the terms currently contemplated or at all. If we fail to consummate our acquisition of CARD, we will likely continue to incur significant fees and expenses in connection with, and will be subject to the risk of a negative court judgment in, our currently stayed litigation between ourselves and CARD, and will also continue to compete with CARD in various markets. For information on our currently stayed litigation with CARD, see Note 10 to our condensed consolidated financial statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended January 31, 2004.

Our intellectual property may be infringed or misappropriated or subject to claims of infringement.

        We protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret laws, as well as licensing agreements and third-party nondisclosure and assignment agreements. Because of the differences in foreign patent, trademark and other laws concerning proprietary rights, our intellectual property may not receive the same degree of protection in foreign countries as they would in the United States. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.

        We have numerous patents and trademarks, and utilize patent protection in the U.S. relating to certain existing and proposed processes and products. We cannot assure you that all of our existing patents will be continue to be valid, or that any pending patent applications are valid or will be approved. Our competitors have in the past challenged, are currently challenging, and may in the future challenge the validity or enforceability of our patents. The patents we own could be challenged, invalidated or circumvented by others and may not be of sufficient scope or strength to provide us with any meaningful protection or commercial advantage. We cannot assure you that competitors will not infringe on any of our patents. Further, we cannot assure you that we will have adequate resources to enforce our patents.

        We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, we could be materially adversely affected.

        We rely on our trademarks, trade names, and brand names to distinguish our products from the products of our competitors, and have registered or applied to register many of these trademarks. We cannot assure you that our trademark applications will be approved. Third parties may also oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote resources advertising and marketing new brands. Further, we cannot assure you that competitors will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks.

        We also face the risk that we have infringed third parties' intellectual property rights. For example, our competitors in both the U.S. and foreign countries, some of which have substantially greater resources and have made substantial investments in competing technologies, have applied for and obtained, and may in the future apply for and obtain, patents that may prevent, limit or otherwise interfere with our ability to make and sell our products.

        Significant litigation regarding intellectual property rights exists in our industry. We have in the past made, are currently making, and may in the future make, enforcement claims against third parties, and third parties have in the past made, are currently making, and may in the future make, claims of infringement against us or against our licensees or manufacturers in connection with their use of our technology. We are currently in litigation over various intellectual property matters. Any claims, even those made by third parties which are without merit, could:

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  be expensive and time consuming to defend;

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  cause one or more of our patents to be ruled or rendered unenforceable or invalid;

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  cause us to cease making, licensing or using products that incorporate the challenged intellectual property;

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  require us to redesign, reengineer or rebrand our products, if feasible;

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  divert management's attention and resources; or

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  require us to enter into royalty or licensing agreements in order to obtain the right to use a necessary product, process or component.

        Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful challenge to or invalidation of one of our patents or trademarks, or a successful claim of infringement against us or one of our licensees in connection with its use of our technology, could adversely affect our business.

The gaming industry is highly regulated, and we must adhere to various regulations and maintain our licenses to continue our operations.

        Our products are subject to extensive regulation under the laws, rules and regulations of the jurisdictions where they are used. We will also become subject to regulation in any other jurisdiction where our customers operate in the future. These laws, rules and regulations generally concern the responsibility, financial stability and character of the owners, managers, and persons with financial interests in gaming operations, including makers of gaming equipment such as ourselves. Some jurisdictions, however, empower their regulators to investigate participation by licensees in gaming outside their jurisdiction and require access to and periodic reports concerning gaming activities. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. For a summary of gaming regulations that affect our business, see "Gaming Regulation" in our Annual Report on Form 10-K for the year ended October 31, 2003.

        In addition, legislative and regulatory changes may affect the demand for our products. Such changes could affect us in a variety of ways, including the introduction of limitations on our products or opportunities for the use of our products, and the fostering of competitive games or technologies at our or our customers' expense. For example, current regulations in a number of jurisdictions where our customers operate limit the amount of space allocable to slot machines, and substantial changes in those regulations may adversely affect demand for our products. We cannot assure you that changes in current or future laws or regulations or future judicial intervention in any particular jurisdiction would not have a material adverse effect on our existing and proposed foreign and domestic operations. Our business will also suffer if our products became obsolete due to changes in laws or regulations or the regulatory framework.

Litigation may subject us to significant legal expenses and liability.

        We are currently engaged in litigation on a variety of matters, including, in particular, several suits regarding our intellectual property rights. Our current assessment of each matter may change based on future unknown or unexpected events. Litigation requires the expenditure of significant time and resources, and is inherently unpredictable. If any litigation were to have an adverse result that we did not expect, there could be a material impact on our results of operations or financial position.

Our products currently in development may not achieve commercial success.

        A number of our products are in various stages of development. We believe that our future success will depend in large part upon our ability to enhance our existing products and to develop, introduce and market new products and improvements to our existing products. As a result, we expect, as needed, to continue to make a significant investment in product development. Our development of products is dependent on factors such as reaching definitive agreements with third parties and obtaining requisite governmental approvals.

        Future technological advances in the gaming products industry may result in the availability of new products (or increase the efficiency of existing products). If a technology becomes available that is more cost-effective or creates a superior product, we may be unable to access such technology or its use may involve substantial capital expenditures which we may be unable to finance. We cannot assure you that existing, proposed or as yet undeveloped technologies will not render our technology less profitable or less viable, or that we will have available the financial and other resources to compete effectively against companies possessing such technologies.

        While we are pursuing and will continue to pursue product development opportunities, there can be no assurance that such products will come to fruition or become successful. Furthermore, while a number of those products are being tested, we cannot provide any definite date by which they will be commercially available. We cannot assure you that these products will prove to be commercially viable, or that we will be able to obtain the various gaming licenses necessary to distribute them to our customers. We may experience operational problems with such products after commercial introduction that could delay or defeat the ability of such products to generate revenue or operating profits. Future operational problems could increase our costs, delay our plans or adversely affect our reputation or our sales of other products which, in turn, could materially adversely affect our success and our ability to satisfy our obligations with respect to our indebtedness. We cannot predict which of the many possible future products will meet evolving industry standards and consumer demands. We cannot assure you that we will be able to adapt to such technological changes or offer such products on a timely basis or establish or maintain a competitive position.

We compete in a single industry, and our business would suffer if our products become obsolete or demand for them decreases.

        We derive substantially all of our revenues from the sale, lease and licensing of products for the gaming industry. Our business would suffer if the gaming industry in general, and table games in particular, suffered a downturn or loss in popularity, if our products became obsolete or if use of our products decreased. Our operating lease agreements with our customers are typically month-to-month leases and provide that they can be terminated upon 30 days' prior notice by either party. Accordingly, consistent demand for and satisfaction with our products by our customers is critical to our financial condition and future success, and problems, defects or dissatisfaction with our products could cause us to lose customers or our revenues from leases with minimal notice. Additionally, our success depends on our ability to keep pace with technological changes and advances in our industry and to adapt and improve our products in response to evolving customer needs and industry trends. If demand for the our products weakens due to lack of market acceptance, technological change, competition or other factors, our business, financial condition and results of operations and our ability to achieve sufficient cash flow to service our indebtedness will be materially adversely affected.

We operate in a very competitive business environment.

        There is intense competition in the gaming products industry. The development of new competitive products or the enhancement of existing competitive products in any market in which we operate could have a negative impact on our business in that market.

        In the Utility Products segment, we compete with other suppliers of similar utility-type products designed or marketed for the "table-pit" area of the casino. For example, several companies have developed and are marketing shufflers and are likely working to develop and obtain regulatory approvals of additional shuffler products. Those companies include VendingData, a U.S. company that markets batch and continuous versions of its multi-deck shuffler, the Random Ejection Shuffler™, and Ten Stix, Inc., a U.S. company that markets the Pro Shuffler™. If our proposed acquisition of CARD does not occur, such companies will also include CARD, which has substantially greater resources than we do, and its Shuffle Star™ and One2Six™ shufflers. We cannot provide assure you that a competitive product will not gain substantial placements or cause price erosion of our shufflers in the future.

        With respect to our efforts to develop the player tracking and data gathering technologies of our Intelligent Table System, we believe that several existing gaming companies are working to develop similar competitive technologies. These companies, or others, may own intellectual property that is either superior to ours, has priority over ours or prevents us from marketing our Intelligent Table System without a license arrangement concerning such intellectual property.

        In our Entertainment Products segment, we compete with other gaming and entertainment products, including slot games, poker, sportsbook, keno, public domain table games such as blackjack, and other proprietary table games for space on the casino customer's floor. The market for table games is characterized by numerous competitors who develop and license proprietary table games. Some of our competitors' widely known proprietary table game titles include but are not limited to Mikohn Gaming Corporation's Caribbean Stud®, Galaxy Gaming's Lucky Ladies™ and Masque Publishing's Spanish 21®, among others.

        We cannot assure you that we will be able to compete effectively in this market, or that our competitors will not develop superior technologies or products.

If we do not retain our key personnel and attract and retain other highly skilled employees our business will suffer.

        If we fail to retain and recruit the necessary personnel, our business and our ability to obtain new customers, develop new products and provide acceptable levels of customer service could suffer. The success of our business is heavily dependent on the leadership of our key management personnel and on our key employees. Our employment contracts with our corporate officers and certain other key employees are primarily "at will" employment agreements, under which the employee or we may terminate employment. If any of these persons were to leave our company it would be difficult to replace them, and our business would be harmed. We do not have key-man life insurance.

        Our success also depends on our ability to recruit, retain and motivate highly skilled service, sales, marketing and engineering personnel. Competition for these persons in our industry is intense and we may not be able to successfully recruit, train or retain qualified personnel.

A downturn in general economic conditions or in the gaming industry or a reduction in demand for gaming may adversely affect our results of operations.

        Our business operations are affected by international, national and local economic conditions. A recession or downturn in the general economy, or in a region constituting a significant source of our customers, or a reduction in demand for gaming, could harm the health of casino operators and our other customers, and consequently result in fewer customers purchasing or leasing our products, which would adversely affect our revenues.

Acts of terrorism as well as other factors affecting discretionary consumer spending and travel, have impacted our industry and may harm our operating results.

        The terrorist attacks of September 11, 2001 and other recent terrorist incidents have had a significant impact on the travel, tourism and gaming industries in which our customers operate. The significant reduction in both business and leisure travel following the September 11th event significantly reduced patronage of or visits to our customers' properties, particularly in Las Vegas, with the result that many of our customers' operating results declined significantly. These events, the potential for future terrorist attacks, the national and international responses to terrorist attacks and other acts of war or hostility have created many economic and political uncertainties that could adversely affect our business and results of operations. Future acts of terror or hostilities may again reduce our customers' guests' willingness to travel, with the result that our customers' operations will suffer, which could have an impact on our operating results.

Economic, political and other risks associated with our international sales and operations could adversely affect our operating results.

        Since we sell our products worldwide, our business is subject to risks associated with doing business internationally. Our sales to customers outside the United States, primarily Canada and the United Kingdom, accounted for 15% of our consolidated revenue in fiscal 2003. We expect the percentage of our international sales to increase in 2004 and thereafter due to our proposed acquisition of CARD. Accordingly, our future results could be harmed by a variety of factors, including:

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  changes in foreign currency exchange rates;

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  exchange controls;

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  changes in regulatory requirements;

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  changes in a specific country's or region's political or economic conditions;

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  tariffs, other trade protection measures and import or export licensing requirements;

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  potentially negative consequences from changes in tax laws;

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  difficulty in staffing and managing widespread operations;

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  changing labor regulations;

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  requirements relating to withholding taxes on remittances and other payments by subsidiaries;

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  different regimes controlling the protection of our intellectual property;

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  restrictions on our ability to own or operate subsidiaries, make investments or acquire new businesses in these jurisdictions; and

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  restrictions on our ability to repatriate dividends from our subsidiaries.

        Our international operations are affected by global economic and political conditions. Changes in economic or political conditions in any of the countries in which we operate could result in exchange rate movement, new currency or exchange controls or other restrictions being imposed on our operations.

        Fluctuations in the value of the U.S. dollar or the Euro may adversely affect our results of operations. Because our financial results are reported in dollars, if we generate sales or earnings in other currencies, the translation of those results into dollars can result in a significant increase or decrease in the amount of those sales or earnings.

We could face considerable business and financial risk in implementing acquisitions.

        As part of our overall growth strategy, we have in the past acquired, and will continue to seek to acquire, complementary products, assets and businesses. Although we regularly engage in discussions with respect to and investigate possible acquisitions, we do not currently have any understandings, commitments or agreements relating to any material acquisitions, except the acquisition of CARD discussed above. The CARD acquisition is currently expected to, and future acquisitions could, result in potentially dilutive issuances of equity securities, significant expenditures of cash, the incurrence of debt and contingent liabilities and an increase in amortization expenses, which could have a material adverse effect upon our business, financial condition and results of operations.

        The risks associated with acquisitions could have a material adverse effect upon our business, financial condition and results of operations. We cannot assure that we will be successful in consummating future acquisitions on favorable terms or at all or that any future acquisition will work out as we expect.

We will have broad discretion as to the use of the proceeds of our offering.

        We will have significant flexibility in allocating the net proceeds of our offering. While we currently expect to use a majority of the proceeds of the offering for stock repurchases and to acquire CARD, as set forth in "Use of Proceeds", if we do not invest the proceeds in the manner described or invest a different amount than currently anticipated, we will use any remaining cash to for general corporate purposes, including acquisitions and additional repurchases of our common stock. If we fail to spend these funds effectively, it could harm our financial condition and result in lost business opportunities.

If our products contain defects, our reputation could be harmed and our results of operations adversely affected.

        Some of our products are complex and may contain undetected defects. The occurrence of defects or malfunctions could result in financial losses for our customers and in turn termination of leases, cancellation of orders, product returns and diversion of our resources. Any of these occurrences could also result in the loss of or delay in market acceptance of our products and loss of sales.

Our business is subject to quarterly fluctuation.

        Historically, our revenues and earnings are highest in our fourth fiscal quarter ending October 31 and lowest in our first fiscal quarter ending January 31. Quarterly revenue and net income may vary based on the timing of the opening of new gaming jurisdictions, the opening or closing of casinos or the expansion or contraction of existing casinos, gaming regulatory approval or denial of our products and corporate licenses, the introduction of new products or the seasonality of customer capital budgets, and our operating expenses is relatively fixed throughout the year, operating results have historically been lower in quarters with lower sales. As a result, our operating results and stock price could be volatile, particularly on a quarterly basis.

Our reported earnings per share may be more volatile because of the conversion contingency provision of the notes we are offering.

        Holders of the notes we are offering will be entitled to convert the notes into cash and shares of our common stock, among other circumstances, if the common stock price for certain periods is more than 120% of the conversion price. Unless and until this contingency or another conversion contingency is met, the shares of our common stock underlying the notes are not included in the calculation of our basic or fully diluted earnings per share. Should this contingency be met, fully diluted earnings per share would, depending on the relationship between the interest on the notes and the earnings per share of our common stock, be expected to decrease as a result of the inclusion of the underlying shares in the fully diluted earnings per share calculation. Volatility in our stock price could cause this contingency to be met in one quarter and not in a subsequent quarter, increasing the volatility of fully diluted earnings per share.

USE OF PROCEEDS FROM OUR OFFERING

        We intend to use approximately $50.0 million of the net proceeds from our offering to repurchase shares of our common stock in open market purchases or privately negotiated transactions, which may include shares sold short by purchasers of the notes concurrently with and contingent upon their purchase of the notes.

        We intend to use approximately $20 million of the net proceeds from our offering to fund our initial cash payment for our proposed acquisition of CARD currently being negotiated. The closing of our offering is not contingent upon our acquisition of CARD, and we cannot assure you that we will close this acquisition on a timely basis or at all.

        We intend to use the remainder of the net proceeds from our offering for general corporate purposes, including acquisitions and additional repurchases of our common stock. After consummation of our offering and after the repurchase of approximately $50 million of shares of our common stock, we will remain authorized by our board to repurchase and may, from time to time, repurchase up to an additional $21.4 million of our outstanding common stock. The timing of our repurchases of our common stock will be dependent on future opportunities and on our views, as they may change from time to time, as to the most prudent uses of our capital resources, including cash and borrowing capacity.

Item 7.    Financial Statements and Exhibits

Exhibit	Description
23	Independent Auditors' Consent
99.1	Consolidated Financial Statements for the three years ended October 31, 2003, together with Independent Auditors' Report.
99.2	News Release dated April 15, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC. (Registrant)
Date: April 15, 2004
/s/ MARK L. YOSELOFF Mark L. Yoseloff Chairman and Chief Executive Officer

QuickLinks

  Item 5. Other Events
Forward-Looking Statements
Recent Developments
RISK FACTORS
USE OF PROCEEDS FROM OUR OFFERING
  Item 7. Financial Statements and Exhibits
SIGNATURE